Exhibit 10.24

REVENUE INTEREST PURCHASE AGREEMENT

THIS REVENUE INTEREST PURCHASE AGREEMENT (the “Agreement”) is entered into effective as of the ___ day of April, 2024 (the “Effective Date”) by and between AMERICAN REBEL HOLDINGS, INC., a Nevada corporation (“AREB”) with an address of 909 18th Avenue South, Suite A, Nashville, Tennessee, 37212, for purposes of notice hereunder; and, STEVEN BUTLER, an individual residing in the State of California (“Butler”), with an address of 1332 Summit Ave., Cardiff, California, 92007, for purposes of notice hereunder. AREB and Butler are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

1. RECITALS:

A. AREB is a public company and a mandatory filer with the SEC pursuant to the Securities Exchange Act of 1934, as amended from time-to-time (the “Exchange Act”).

B. AREB derives substantially all of its revenue through the sale of safe and storage products by its affiliated companies and subsidiaries, which includes, though is not limited to, Champion Safe Co., Inc.; Superior Safe, LLC; Safe Guard Security Products, LLC; and, Champion Safe De Mexico, S.A. de C.V. (collectively, the “Subsidiaries”).

C. AREB has agreed to sell to Butler, and Butler has agreed to acquire from AREB, a continuing interest in the total of all revenue and other payments generated and otherwise received by AREB and the Subsidiaries (the “Revenue Interest”) pursuant to the terms and conditions of this Agreement.

D. This Agreement and the Revenue Interest represents a “security”, as that term is commonly defined under the applicable rules and regulations of the Securities Act of 1933, as amended from time-to-time (the “Securities Act”), and the Parties specifically intend that neither this Agreement nor the Revenue Interest constitute a debt instrument.

E. Butler has been given the opportunity to conduct all due diligence on AREB and the Revenue Interest to the complete satisfaction of Butler.

F. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

2. PURCHASE OF REVENUE INTEREST:

2.1 Purchase. AREB shall sell, transfer, convey, and deliver to Butler, and Butler shall purchase from AREB, the Revenue Interest, pursuant to this Agreement.

2.2 Purchase Price. Butler hereby acquires the Revenue Interest for a purchase price of Seventy-Five Thousand Dollars ($75,000), referred to herein as the “Purchase Price”.

2.3 Payment. The Purchase Price shall be deemed paid in full upon AREB’s receipt of a wire transfer in immediately available funds in the amount of the Purchase Price. The Parties agree that full and adequate consideration for the Revenue Interest will have been paid upon receipt of the wire, and that Butler is not required to pay or deliver any additional payment or consideration for the Revenue Interest.

2.4 Revenue Interest. Commencing on 01 June 2024 (the “Commencement Date”) and continuing thereafter until all amounts due and payable in accordance with Section 3.1 are repaid (the “Pay-out Period”), AREB shall pay to Butler Seven Thousand Five Hundred Dollars ($7,500) per calendar month from the monthly Collected Revenue, with the first payment to be paid on or before the 05 July 2024, and continuing thereafter on or before the fifth day of each succeeding month during the Pay-out Period. However, no such payment shall be due for the month in which the last payment of the Repurchase Price is tendered hereunder.

2.5 Collected Revenue. For purposes of this Agreement, the term “Collected Revenue” shall be defined as the total of all revenue and other payments generated and otherwise received by AREB and the Subsidiaries from sales, less returns and discounts.

3. REPURCHASE OPTIONS:

3.1 Repurchase Price. The price to be paid for the exercise of an option under this Article III (the “Repurchase Price”) shall be equal to: (i) during the period starting on the Effective Date and ending on 31 May 2024 (the “Initial Period”), One Hundred Five Thousand Dollars ($105,000); and, (ii) starting on the Commencement Date and throughout the Pay-out Period, One Hundred Fifteen Thousand Five Hundred Dollars ($115,500), referred to herein as the “Increased Amount”.

3.2 Call Option. At all times hereunder, AREB shall have the right to repurchase the Revenue Interest, in whole or in part, upon no less than two (2) days prior written notice by making a payment toward the Repurchase Price (as defined in Section 3.1, above) by wire transfer of immediately available funds. The Increased Amount shall be reduced by all amounts paid, if any, during the Initial Period.

3.3 Put Option. Butler shall have the right to require AREB to repurchase the Revenue Interest, in whole or in part, as follows:

(a) During and throughout the Initial Period, Butler may require AREB to pay to Butler three and eighty-sixth hundredths percent (3.86%) of any and all amounts AREB receives under the Regulation A Offering Statement AREB has filed with the SEC (the “Reg A”).

(b) At all times hereunder, AREB shall timely comply with the notice requirements of Section 6.8, below.

(c) Each partial payment of the Repurchase Price shall be upon no less than two (2) days prior written notice from Butler to AREB, and shall reduce the percentage of the Revenue Interest pro rata. The Increased Amount shall be reduced by all amounts paid, if any, during the Initial Period.

(d) All payments under this Section 3.3 shall be in the form of a wire transfer of immediately available funds.

4. REPRESENTATIONS AND WARRANTIES OF AREB:

AREB represents and warrants to Butler that the representations and warranties contained in this Article 4 are true, correct, and complete as of the Effective Date, except as otherwise expressly provided for to the contrary herein:

4.1 Organization. AREB is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. AREB is not violation or default of any of the provisions of its Certificate or Articles of Incorporation, Bylaws, or other organizational or charter documents. AREB is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any of the Transaction Documents; or, (ii) a material adverse effect on the ability of AREB to perform in any material respect on a timely basis its obligations under any of the Transaction Documents, and no proceeding of any kind has been instituted in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification.

4.2 Execution and Performance of Agreement. AREB has the requisite right, corporate power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and (i) each of the Transaction Documents; and, (ii) each of the other instruments and agreements to be executed and delivered by AREB in connection with this Agreement, as well as all transactions contemplated hereunder. All requisite corporate proceedings have been taken and AREB has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by AREB of this Agreement, and each of the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by AREB and constitutes the valid, binding, and enforceable obligation of AREB, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

4.3 Effect of Agreement. The consummation by AREB of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement and the Transaction Documents to which it is a party, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon AREB;

(b) Violate (i) the terms of the Articles of Incorporation or Bylaws of AREB; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon AREB or to which AREB is subject; or

(c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of AREB under any agreement, commitment, contract (written or oral) or other instrument to which AREB is a party, or by which any of its assets are bound or affected.

4.4 Litigation. There are no investigations, actions, suits, proceedings, administrative actions, or any similar actions threatened or pending that affects the sale of the Revenue Interest, or to the best knowledge of AREB, any of same regarding AREB.

4.5 Insolvency. AREB is not insolvent, is not in receivership, nor is any application for receivership pending; no proceedings are pending by or against it in bankruptcy or reorganization in any state or federal court; nor has it committed any act to bankruptcy.

4.6 Broker Fee. There has been no act or omission by AREB which would give rise to any valid claim against any of the Parties for a brokerage commission, finder’s fee, or other in-kind payment in connection with the transactions contemplated hereunder.

4.7 Reliance. AREB recognizes, understands, and agrees that Butler will be relying on the full accuracy of the above representations, warranties, covenants, and agreements in effectuating the transactions contemplated hereunder.

5. REPRESENTATIONS AND WARRANTIES OF BUTLER:

Butler represents and warrants to AREB that the representations and warranties contained in this Article 5 are true, correct, and complete as of the Effective Date, except as otherwise expressly provided for to the contrary herein:

5.1 Organization. Butler is an individual residing in the State of California, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

5.2 Execution and Performance of Agreement. Butler has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and (i) each of the Transaction Documents; and, (ii) each of the other instruments and agreements to be executed and delivered by Butler in connection with this Agreement, as well as all transactions contemplated hereunder. All requisite proceedings have been taken and Butler has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by Butler of this Agreement, and each of the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by Butler and constitutes the valid, binding, and enforceable obligation of Butler, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

5.3 Effect of Agreement. As of the Closing, the consummation by Butler of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any Requirement of Law applicable to or binding upon Butler; or

(b) Violate the terms of any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Butler or to which Butler is subject.

5.4 Status.

(a) Butler has substantial experience in evaluating and investing in securities of companies similar to AREB and acknowledges that it can protect its own interests. Butler has such knowledge and experience in financial and business matters so it is capable of evaluating the merits and risks of acquiring the Revenue Interest.

(b) Butler is an “accredited investor” within the meaning of the Securities Act.

(c) The Revenue Interest is being acquired by Butler for its own account, for investment purposes only, and with no present intention of distributing, selling, or otherwise disposing of the Revenue Interest.

5.5 Investigation. Butler is purchasing the Revenue Interest based upon its own independent investigation and evaluation of AREB. Butler is expressly not relying on any oral representations made by AREB or AREB with regard to the Revenue Interest or AREB.

5.6 Reliance. Butler recognizes, understands, and agrees that AREB will be relying on the full accuracy of the above representations, warranties, covenants, and agreements in effectuating the transactions contemplated hereunder.

6. RELATED COVENANTS:

6.1 Expenses. All costs and expenses incurred or arising from the execution and performance of this Agreement and the purchase and sale described in this Agreement shall be borne by the Party incurring said expense.

6.2 Taxes. Butler and AREB shall bear the responsibility for their respective taxes, if any, arising out of the consummation of the transactions contemplated herein and for the filing of all necessary tax returns and reports with respect to such taxes.

6.3 Transaction Documents. The Parties agree to execute all additional documents reasonably required to effect the transactions envisioned hereunder (collectively, the “Transaction Documents”).

6.4 Non-Circumvention. AREB hereby covenants and agrees that it will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all the provisions of this Agreement and take all action as may be required to protect the rights of Butler hereunder.

6.5 Illegality. Nothing in this Agreement shall be construed or shall operate, either presently or prospectively, to require AREB to make any payment or do any act contrary to law. If it should be held that any amount payable hereunder is in excess of the maximum permitted by applicable law, the amount payable hereunder shall be reduced to the maximum amount permitted by applicable law, and any excess of the said maximum amount permitted by law shall be cancelled automatically.

6.6 Reformation and Severability. In the event any state, federal, or local law or regulation, now existing or enacted in the future, is interpreted by judicial decision, or a regulatory agency in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the Parties shall amend and reform this Agreement to the minimum extent necessary to preserve the underlying economic and financial arrangements between the Parties.

6.7 Independent Legal Counsel. The Parties to this Agreement warrant, represent, and agree that in executing this Agreement, each has done so with full knowledge of the rights each may have with respect to the other Party, and that each has received, or has had the opportunity to receive, independent legal advice as to these rights. Each of the Parties has executed this Agreement with full knowledge of these rights, and under no fraud, duress, or undue influence.

6.8 Notice of Investment. AREB shall provide written notice to Butler within one (1) day of each receipt of proceeds under the Reg A.

6.9 Borrowings. Except for the (i) Reg A; and (ii) other substantially similar revenue interest purchase agreements executed concurrently herewith (notwithstanding that neither the Reg A nor the other agreements are debt instruments), so long as Butler owns the Revenue Interest, AREB shall not, without the express written consent of Butler, in its sole and absolute discretion, raise any proceeds in the form of debt or debt-like securities or obligations.

6.10 Events of Default. The occurrence of any of the following shall each constitute an “Event of Default” with no right to notice or the right to cure except as specifically stated:

(a) AREB fails to pay to Butler any amounts when due hereunder.

(b) AREB breaches any covenant or other term or condition contained in this Agreement or in any of the Transaction Documents.

(c) Any representation or warranty of AREB made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any respect when made.

(d) AREB shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

(e) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against AREB or any subsidiary of AREB, or AREB admits in writing its inability to pay its debts generally as they mature, or have filed against it an involuntary petition for bankruptcy. However, any disclosure of AREB’s ability to continue as a “going concern” shall not be an admission that AREB cannot pay its debts as they become due.

(f) AREB shall fail to maintain the listing of its Common Stock on at least one of the OTCQB, OTC Pink or an equivalent replacement exchange, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE American.

(g) AREB shall fail to comply with the reporting requirements of the Exchange Act; and/or AREB shall cease to be subject to the reporting requirements of the Exchange Act.

(h) Any dissolution, liquidation, or winding up of AREB or any substantial portion of its business.

(i) Any cessation of operations by AREB or AREB admits it is otherwise generally unable to pay its debts as such debts become due, provided,

(j) Any Event of Default under any other agreement executed by AREB containing terms substantially similar to this Agreement.

Upon the occurrence of any Event of Default, exercisable through the delivery of written notice to AREB by Butler, the Increased Amount plus an additional twenty-five percent (25%) of the Increased Amount shall be immediately due and payable, in addition to any and all other amounts due under Section 7.6, below.

7. ADDITIONAL PROVISIONS:

7.1 Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

7.2 Severability. Each provision herein is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

7.3 Governing Law. This Agreement shall be governed by the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the state or federal courts in Bexar County, Texas, shall be the sole jurisdiction and venue for the bringing of such action.

7.4 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

7.5 Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

7.6 Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret the provisions of this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses, including expert witness fees, of the prevailing Party in such amount as the court shall determine, as well as same incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

7.7 Recitals. The facts recited in Article 2, above, are hereby conclusively presumed to be true as between and affecting the Parties.

7.8 Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

7.9 Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

7.10 Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party may claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

7.11 Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 7.11.

7.12 Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 7.12 shall not include any obligation to incur substantial expense or liability.

7.13 Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

8. EXECUTION: This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or E-Mail such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such Fax or E-Mail were an original thereof.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties, and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

AREB:		BUTLER:

AMERICAN REBEL HOLDINGS, INC.,		/s/ STEVEN BUTLER
a Nevada corporation		STEVEN BUTLER

BY:	/s/ Charles Andrew Ross Jr	DATED:	4/10/2024
NAME:	Charles Andrew Ross Jr
TITLE:	CEO
DATED:	4/9/2024

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